UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 26, 2021

Box, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36805	20-2714444
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 Jefferson Ave.

Redwood City, California 94063

(Address of principal executive offices, including zip code)

(877) 729-4269

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	BOX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 26, 2021, after more than eight years at Box, Inc. (“Box”), Jeff Mannie, Box’s Chief Accounting Officer and Controller, announced he will be leaving the company effective April 9, 2021, to pursue an opportunity with a late-stage private company. Mr. Mannie has made a significant positive impact across the company since joining Box in 2013. The company is grateful to Mr. Mannie for his many contributions and wishes him the best in his future endeavors.

The company’s board of directors has promoted Eliahu “Eli” Berkovitch, to succeed Mr. Mannie as Vice President, Chief Accounting Officer and Controller, effective April 9, 2021. Mr. Berkovitch, age 44, brings a wealth of experience to the role of Chief Accounting Officer, having served in various finance and accounting roles of increasing responsibility at Box since 2015, most recently as Vice President, Accounting and Finance. Prior to joining Box, Mr. Berkovitch served as Director of Technical Accounting at PubMatic, Inc., a digital advertising technology company, from October 2013 to April 2015. Prior to joining PubMatic, Mr. Berkovitch spent over 11 years at PricewaterhouseCoopers LLP, an accounting firm, in various roles. Mr. Berkovitch holds a Bachelor’s degree in Accounting and Economics from the Tel Aviv University in Israel and is a Certified Public Accountant in California and Israel.

Mr. Berkovitch will receive an annual base salary of $320,000 and will be eligible for a discretionary annual bonus of up to 35% of his annual base salary. Mr. Berkovitch will also be granted restricted stock units covering 32,000 shares of the Company’s Class A Common Stock (the “Equity Award”). The Equity Award will vest over four years, with approximately one-sixteenth (1/16th) of the total shares underlying the Equity Award vesting on June 20, 2021 and 1/16th of the total shares underlying the Equity Award vesting on each subsequent quarterly vesting date, subject to Mr. Berkovitch providing continued service to the company through each quarterly vesting date.

In addition, Box will enter into its standard form of Change of Control and Severance Agreement with Mr. Berkovitch, a copy of which has been filed as Exhibit 10.7 to the Company’s Registration Statement on Form S-1 (File No. 333-194767) filed with the Securities and Exchange Commission on December 10, 2014 and is incorporated herein by reference. The Company also intends to enter into its standard form of indemnification agreement with Mr. Berkovitch, a copy of which has been filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 (File No. 333-194767) filed with the Securities and Exchange Commission on July 7, 2014 and is incorporated herein by reference.

There are no arrangements or understandings between Mr. Berkovitch and any other persons pursuant to which he was selected as the company’s Chief Accounting Officer and Controller. There are also no family relationships between Mr. Berkovitch and any director or executive officer of the company and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOX, INC.
Date: March 31, 2021
	By:	/s/ Dylan Smith
Dylan Smith Chief Financial Officer